Exhibit 99.4

Birner Dental Management Services, Inc.
3801 East Florida Avenue, Suite 508
Denver, Colorado 80210
303-691-0680



                             FOR IMMEDIATE RELEASE
                                November 4, 2003


                     BIRNER DENTAL MANAGEMENT SERVICES, INC.
                       ANNOUNCES 13.1% NET INCOME INCREASE
                          FOR THE 3Q '03 VERSUS 3Q `02

DENVER, COLORADO, November 4, 2003...Birner Dental Management Services, Inc. (NASDAQ SmallCap Market: BDMS), operators of PERFECT TEETH dental practices, announced results for the quarter ended September 30, 2003. The Company reported net income increased 13.1% to $298,000, or $.21 per share of common stock on a diluted basis for the quarter ended September 30, 2003 compared to net income of $264,000, or $.16 per share of common stock on a diluted basis for the quarter ended September 30, 2002. For the quarter ended September 30, 2003, net revenue decreased $21,000 to $7.5 million, or 0.3% when compared to net revenue of $7.6 million for the corresponding period in 2002. Total dental group practice revenue increased $151,000, or 1.4% to $10.8 million for the quarter ended September 30, 2003 compared to total group practice revenue of $10.7 million for the quarter ended September 30, 2002. The Company's earnings before interest, taxes depreciation and amortization (EBITDA) for the quarter ended September 30, 2003 was $1.1 million compared to $1.2 million for the corresponding period in 2002.

For the nine months ended September 30, 2003, net income increased 18.8% to $884,000, or $.60 per share of common stock on a diluted basis compared to net income of $744,000, or $.46 per share of common stock on a diluted basis for the nine months ended September 30, 2002. For the nine months ended September 30, 2003, net revenue increased $187,000 to $23.1 million, or 0.8%, when compared to net revenue of $23.0 million for the corresponding period in 2002. Total dental group practice revenue increased $467,000, or 1.4% to $32.8 million for the nine months ended September 30, 2003 compared to $32.4 million for the nine months ended September 30, 2002. EBITDA for the nine months ended September 30, 2003 and 2002 was $3.5 million.

The Company had anticipated third quarter total dental group practice revenue growth in the 3% to 4% range versus the actual growth of 1.4%. The Company believes that the difference between the actual and expected revenue growth is the impact of jobs being lost in its markets over the past few years. To combat any further economic softness, the Company is actively exploring ways to increase revenue growth, including; increased marketing, acquisitions of group or individual practices, and de novo practice development. Fred Birner, CEO, commented "We believe that the effect of the job losses in our primary Colorado market has finally trickled down to our level, but we are taking the necessary steps to ensure more robust revenue growth in the future. We are pleased that the cost cuts and cost containment initiatives we have taken over the past two years have allowed the Company to maintain profitability in a down market."

Birner Dental Management Services, Inc. acquires, develops, and manages geographically dense dental practice networks in select markets in Colorado, New Mexico, and Arizona. As of September 30, 2003 the Company managed 54 dental offices, of which 37 were acquired and 17 were de novo developments. The Company operates its dental offices under the PERFECT TEETH name.

The Company previously announced it would conduct a conference call to review third quarter ended September 30, 2003 results. In addition to current operating results, the teleconference may include discussion of management's expectation of future financial and operating results. The call will be held on Tuesday, November 4, 2003, at 9:00 a.m. MT. To participate in this conference call, dial in to 1-800-937-6563 and refer to "Birner Dental Management Services, Inc." approximately five minutes prior to the scheduled time. If you are unable to join in on the conference call on November 4th, the rebroadcast number is 1-800-839-0860 with the pass code of 1080. This rebroadcast will be available through November 18, 2003.

Certain of the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These and other risks are set forth in the reports filed by the Company with the Securities and Exchange Commission.

For Further Information Contact:
Birner Dental Management Services, Inc.
Dennis Genty
Chief Financial Officer
(303) 691-0680

            BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

                                             Quarters Ended September 30,             Nine Months Ended September 30,
                                          ---------------------------------           -------------------------------
                                             2002                   2003                 2002                 2003
                                          -----------           -----------           -----------         -----------
NET REVENUE (a)                           $ 7,558,588           $ 7,537,951           $22,959,798         $23,147,179

DIRECT EXPENSES:
    Clinical salaries and benefits          2,895,670             2,915,517             8,833,681           8,929,258
    Dental supplies                           455,705               449,927             1,354,664           1,373,100
    Laboratory fees                           580,334               573,194             1,801,312           1,842,320
    Occupancy                                 859,540               888,577             2,554,425           2,622,545
    Advertising and marketing                  95,826                82,100               256,481             275,758
    Depreciation and amortization             600,974               528,144             1,794,200           1,675,630
    General and administrative                790,908               776,146             2,365,842           2,305,234
                                          -----------           -----------            ----------         -----------

                                            6,278,957             6,213,605            18,960,605          19,023,845
                                          -----------           -----------           -----------         -----------
    Contribution from dental offices        1,279,631             1,324,346             3,999,193           4,123,334

CORPORATE EXPENSES:
    General and administrative                689,802               736,430             2,277,607           2,348,128
    Depreciation and amortization              84,436                71,998               247,615             226,747
                                          -----------           -----------           -----------          ----------

    Operating income                          505,393               515,918             1,473,971           1,548,459
Interest expense, net                          79,673                34,572               274,704             123,220

    Income before income taxes                425,720               481,346             1,199,267           1,425,239
    Income tax expense                        161,774               182,911               455,722             541,590
                                          -----------           -----------           -----------          ----------

    Net income                            $   263,946           $   298,435           $   743,545          $  883,649
                                          ===========           ===========           ===========          ==========


Net income per share of Common Stock:
    Basic                                 $       .18           $       .24           $       .50          $      .66
                                          ===========           ===========           ===========          ==========
    Diluted                               $       .16           $       .21           $       .46          $      .60
                                          ===========           ===========           ===========          ==========

Weighted average number of shares of
 Common Stock and dilutive securities:
    Basic                                   1,471,646             1,260,181             1,493,840           1,335,773
                                            =========             =========             =========           =========
Diluted                                     1,617,310             1,388,321             1,629,786           1,465,854
                                            =========             =========             =========           =========

a) Total dental group practice revenue less amounts retained by group practices. Dental practice revenue was $10,804,631 for the three months ended September 30, 2003 compared with $10,654,028 for the three months ended September 30, 2002 and was $32,838,705 for the nine months ended September 30, 2003 compared to $32,371,722 for the nine months ended September 30, 2002.

            BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                                   December 31,         September 30,
                                     ASSETS                                            2002                  2003
                                                                                  -------------         -------------
                                                                                                         (Unaudited)
CURRENT ASSETS:
    Cash and cash equivalents                                                       $ 1,072,757          $   846,846
    Accounts receivable, net of allowance for doubtful accounts
       of $212,803 and $222,582, respectively                                         2,708,231            2,817,379
    Deferred tax asset                                                                  120,622              120,622
    Prepaid expenses and other assets                                                   738,119              327,758
                                                                                    -----------          -----------
                Total current assets                                                  4,639,729            4,112,605

PROPERTY AND EQUIPMENT, net                                                           3,926,422            2,898,620

OTHER NONCURRENT ASSETS:
    Intangible assets, net                                                           15,496,271           14,922,429
    Deferred charges and other assets                                                   167,098              152,597
                                                                                    -----------          -----------
                Total assets                                                        $24,229,520          $22,086,251
                                                                                    ===========          ===========

                       LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
    Accounts payable and accrued expenses                                          $  3,981,247         $  3,945,002
    Income taxes payable                                                                 30,219              305,798
    Current maturities of long-term debt                                              2,169,713              346,912
                                                                                    -----------          -----------
             Total current liabilities                                                6,181,179            4,597,712

LONG-TERM LIABILITIES:
    Deferred tax liability, net                                                          24,258               24,258
    Long-term debt, net of current maturities                                         1,087,422            3,126,096
    Other long-term obligations                                                         177,635              186,886
                                                                                    -----------          -----------
                Total liabilities                                                     7,470,494            7,934,952

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
    Preferred Stock, no par value, 10,000,000 shares
       authorized; none outstanding                                                           -                    -
    Common Stock, no par value, 20,000,000 shares
       authorized; 1,434,817 and 1,201,211 shares issued and
       outstanding, respectively                                                     15,959,829           12,468,453
    Retained earnings                                                                   799,197            1,682,846
                                                                                    -----------          -----------
                Total shareholders' equity                                           16,759,026           14,151,299
                                                                                    -----------          -----------
                Total liabilities and shareholders' equity                          $24,229,520          $22,086,251
                                                                                    ===========          ===========

Although EBITDA is not a generally accepted accounting principles measure of performance or liquidity, the Company believes that it may be useful to an investor in evaluating its performance. However, investors should not consider this measure in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with generally accepted accounting principles. In addition, because EBITDA is not calculated in accordance with generally accepted accounting principles, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of EBITDA can be made by adding Depreciation and Amortization Expense, Depreciation and Amortization Expense - Corporate, Interest Expense, Net and Income Tax Expense to Net Income as in the table below.


                                     Quarters Ended September 30,              Nine Months Ended September 30,
                                   -------------------------------            ----------------------------------
                                       2002               2003                    2002                  2003
                                   ------------       ------------            -------------        -------------
RECONCILIATION OF EBITDA:
    Net Income                     $    263,946       $    298,435            $     743,545        $     883,649
    Depreciation and amortization       600,974            528,144                1,794,200            1,675,630
    Depreciation and
      amortization - Corporate           84,436             71,998                  247,615              226,747
    Interest Expense, Net                79,673             34,572                  274,704              123,220
    Income Tax Expense                  161,774            182,911                  455,722              541,590
                                   ------------       ------------            -------------        -------------
    EBITDA                         $  1,190,803       $  1,116,060            $   3,515,786        $   3,450,836
                                   ============       ============            =============        =============